Exhibit 10.24

REVOLVING NOTE

$25,000,000.00	Phoenix, Arizona
October 18, 2024
FOR VALUE RECEIVED, the undersigned, BEYOND, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of BMO BANK N.A., a national banking association (the “Lender”) the principal amount of TWENTY FIVE MILLION AND NO/100THS DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans, in immediately available funds, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement (defined below). The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan and Security Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the other Loan Parties party to the Loan Agreement and the Lender. All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.
This Revolving Note is a Loan Document under the Loan Agreement and is entitled to the benefits and security, and is subject to the terms and conditions, of the Loan Agreement, including the terms and conditions under which this Revolving Note may be prepaid or the Maturity Date accelerated. All principal of and accrued and unpaid interest on the Revolving Loans shall be paid in full on the Maturity Date. Payments of principal and interest under this Revolving Note shall be made in lawful money of the United States of America.
Upon the occurrence of an Event of Default, the outstanding principal balance hereunder, together with any accrued but unpaid interest and together with all of the other Obligations, may be accelerated and become immediately due and payable at the option of the Lender and without demand or notice of every kind (which are hereby expressly waived by the Borrower).
The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees, in accordance with the Loan Agreement. The Borrower expressly waives demand for payment, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor. All notices, requests, demands and other communications required or permitted to be given hereunder will be given in the manner provided in the Loan Agreement.
This Revolving Note, and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Revolving Note, shall be governed by and construed in accordance with the internal laws (but otherwise without regard to the conflict of laws provisions) of the State of Illinois.

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BN 84241275v2

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

BEYOND, INC.
                                a Delaware Corporation

By: /s/ Marcus Lemonis
Name: Marcus Lemonis
Title: Executive Chairman

[Signature Page to Revolving Note]